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                                                                  Exhibit 99.1

[Philip Morris Companies Inc. Letterhead]

                                          CONTACT:    Nicholas M. Rolli
                                                      (212) 907-5332

                                                      Will Thoretz
                                                      (212) 907-5331

FOR IMMEDIATE RELEASE
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      NEW YORK, May 25, 1994 -- Philip Morris Companies Inc. (NYSE: MO)

announced today the election to the Board of Directors and appointment of

Geoffrey C. Bible as Vice Chairman for Worldwide Tobacco.  Additionally, R.

William Murray, currently a member of the Board, was appointed Vice Chairman for Worldwide Food.  Both will report directly to Michael A. Miles, Chairman and Chief Executive Officer.

      Mr. Bible, 56, was previously Executive Vice President, Worldwide

Tobacco.  Mr. Murray, 58, was previously President and Chief Operating Officer.

      The Board of Directors today declared a regular quarterly dividend of

$.69 a share on the company's common stock, payable on July 11, 1994 to stockholders of record as of June 15, 1994.

      The Board of Directors considered the previously announced possibility of separating the company's food and tobacco businesses and decided to take no action.



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            Philip Morris U.S.A. . Philip Morris International Inc.
     Kraft General Foods North America . Kraft General Foods International
          Miller Brewing Company . Philip Morris Capital Corporation